Exhibit 16

[Pohl, McNabola, Berg & Co., LLP LETTERHEAD]

January 30, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements made by Procera Networks, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report to be filed for the month of January 2007. We agree with such statements made insofar as they relate to our Firm.

Very truly yours,

/s/ Pohl, McNabola, Berg & Co., LLP
Pohl, McNabola, Berg & Co., LLP